STOCK PLEDGE AND SECURITY AGREEMENT
                       -----------------------------------


     Stock Pledge and Security Agreement (this "Pledge Agreement"), dated as of May 11, 2000, by DELTA WOODSIDE INDUSTRIES, INC., having a place of business at 100 Augusta Street, Greenville, South Carolina 29601("Pledgor"), to and in favor of GMAC COMMERCIAL CREDIT LLC, having an office at 1290 Avenue of the Americas, New York, New York 10104, in its capacity as agent (the "Agent") for the lenders (the "Lenders"), parties to the Credit Agreement referred to below.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Agent (herein, the "Pledgee") and Lenders have entered into certain financing arrangements pursuant to certain financing agreements, including without limitation, that certain Revolving Credit and Security Agreement, dated as of March 31, 2000 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") pursuant to which Lenders may, through the Pledgee, make loans and advances and provide other financial accommodations to Delta Mills, Inc. (the "Borrower"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to this Pledge Agreement (all of the foregoing, together with the Credit Agreement, and the "Other Documents" as defined in the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

     WHEREAS, prior to the date hereof, Alchem Capital Corporation ("Alchem") was the direct and beneficial owner of all of the shares of capital stock of the Borrower (the "Pledged Securities"), and Alchem had pledged the Pledged Securities to Pledgee for the benefit of the Lenders as collateral security for the Borrower's obligations under the Credit Agreement and the other Financing Agreements; and

     WHEREAS, on the date hereof, Alchem will be merged with and into Pledgor with Pledgor being the surviving corporation, Pledgor shall be the direct and beneficial owner of all of the Pledged Securities, and Certificate Number 1 evidencing the Pledged Securities will be cancelled and Certificate Number 2 evidencing the Pledged Securities will be issued in the name of Pledgor and delivered to Pledgee in accordance with the terms of this Pledge Agreement; and

     WHEREAS, subject to the terms and conditions of this Pledge Agreement, Pledgee and the Lenders do hereby consent to the merger of Alchem and Pledgor;
                                                                        --------
provided that, Pledgor shall be the surviving corporation and the direct and beneficial owner of all of the Pledged Securities as more particularly described on Schedule A annexed hereto; and

     WHEREAS, in order to induce Pledgee and Lenders to continue to make loans and advances and provide other financial accommodations to Borrower pursuant to the Credit Agreement and the other Financing Agreements, Pledgor has agreed to grant to Pledgee, for itself and the ratable benefit of Lenders, the collateral security as set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees as follows:

     1.     CERTAIN  DEFINITIONS
            --------------------

          As used above and elsewhere in this Pledge Agreement the following terms shall have the following meanings (all terms defined in the Uniform
Commercial  Code  which  are  not  otherwise  defined  herein  or  in the Credit
Agreement,  shall  have  the  meanings  set  forth  therein):

          (a) "Issuers" shall mean and include each and every issuer of the Pledged Securities.

          (b) "Pledged Property" shall mean and include the (i) Pledged Securities, together with all cash dividends, stock dividends, redemptions, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by any of the Issuers with respect to the Pledged Securities (all of which shall be delivered immediately by Pledgor into the possession of Pledgee), (ii) Pledgor's records with respect to the foregoing, and (iii) the proceeds of all of the foregoing.


     2.     PLEDGE  AND  GRANT  OF  SECURITY  INTEREST
            ------------------------------------------

          As security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby pledges, hypothecates, assigns, transfers and sets over to Pledgee, for itself and the ratable benefit of Lenders, the Pledged Property, and grants to Pledgee, for itself and the ratable benefit of Lenders, a continuing security interest in the Pledged Property, including the proceeds thereof.

     3.     OBLIGATIONS  SECURED
            --------------------

          The security interest, lien and other interests granted to Pledgee, for itself and the ratable benefit of Lenders, pursuant to this Agreement shall secure the prompt performance, observance and indefeasible payment in full of any and all loans, indebtedness, liabilities, obligations, covenants and duties of Pledgor to Lenders and/or Pledgee, of every kind, nature and description arising under or relating to this Agreement, the Credit Agreement, the other Financing Agreements, or transactions hereunder or under any of the foregoing, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the Credit Agreement, the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term (as defined in the Credit Agreement) of the Credit Agreement or after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others, and including, without limitation, each Lender's and Pledgee's charges, commissions, interest expenses, costs and attorneys' fees chargeable to Pledgor or any guarantor under this Agreement, the Credit Agreement, the other Financing Agreements or in connection with any of the foregoing (all of the foregoing being collectively referred to herein as the "Obligations").

     4.     REPRESENTATIONS,  COVENANTS  AND  WARRANTIES
            --------------------------------------------

          Pledgor hereby covenants, represents and warrants with and to Pledgee (all of such representations, warranties and covenants being contained so long as any of the Obligations are outstanding), that:

          (a) The Pledged Securities are authorized, validly issued, fully paid and non-assessable capital stock of the respective Issuers, constitute Pledgor's entire interest in the Issuers and constitute all of the issued and outstanding shares of capital stock of Issuers;

          (b) The Pledged Property is directly, legally and beneficially owned by Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except in favor of Pledgee;

          (c) The Pledged Property is not subject to any restrictions relative to the transfer thereof, except as required by applicable law, and Pledgor has the right to transfer and hypothecate the Pledged Property, free and clear of any liens, encumbrances or restrictions, except as otherwise provided herein;

          (d) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party is necessary to the validity of this Pledge Agreement, other than any such consents or approval that have been obtained and a copy thereof furnished to Pledgee;

          (e) If Pledgor shall receive, have registered in its name or become entitled to receive or acquire, or have registered in its name any stock certificate, option, or right with respect to the securities of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with any reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property, Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, or if any of the foregoing is uncertificated, register same with the Pledgee's security interest noted therein, all as further security for the Obligations;

          (f) Pledgor shall not directly or indirectly sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property;

          (g) So long as no Event of Default has occurred and is continuing, Pledgor shall have the right to vote and exercise all corporate rights and to receive cash dividends or real or personal property distributed by any Issuer with respect to the Pledged Securities, provided that any stock of any Issuer, or any options with respect to stock of any Issuer, so distributed shall be delivered to Pledgee or otherwise made subject to the security interest therein of Pledgee, for itself and the ratable benefit of Lenders, as provided in
Section  3(e)  hereof  and  in  the  other  Financing  Agreements;  and

          (h) Pledgor shall not permit any Issuer, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of the Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of such Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the first priority security interest granted herein.

     5.     EVENTS  OF  DEFAULT
            -------------------

          All Obligations shall become immediately due and payable, without notice or demand, at the option of Pledgee, upon the occurrence of any one or more defaults or events of default under this Pledge Agreement, the Credit
Agreement, or any other Financing Agreement (each an "Event of Default" hereunder).

     6.     REMEDIES  AFTER  DEFAULT
            ------------------------

          Immediately upon the occurrence of an Event of Default, and during the continuance thereof, in addition to all other rights and remedies of Pledgee whether provided under law, the Credit Agreement, the other Financing Agreements or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, the Pledgor, except as such notice or consent is expressly provided for hereunder:

          (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuers (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Property in the name of Pledgee or in the name of Pledgee's nominee, and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee and, in furtherance of the foregoing, Pledgor shall execute and deliver to Pledgee together herewith a Special Power of Attorney in the form of EXHIBIT 1 hereto. After said instruction, and without further notice, Pledgee may exercise all voting and corporate rights with respect to the Pledged Securities and may exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities as if Pledgee were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Securities upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

          (b) In addition to all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor, or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, brokers board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk by Pledgee, with Pledgee and/or any Lender having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder (including, without limitation, appraisal, accountants, and reasonable attorneys' fees and legal expenses) shall be applied in such order and manner as Pledgee shall determine. Pledgor agrees that five
(5) days prior notice by Pledgee, sent by certified mail, postage prepaid, designating the date after which a private sale may take place or a public auction may be held, is reasonable notification of such matters.

          (c) Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law) as then in effect, Pledgee in its sole and absolute discretion is authorized to sell the Pledged Property, or such part thereof, by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor acknowledges and agrees that private sales so made may be at prices and other terms less favorable to the seller than if the Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any Pledged Property for the period of time necessary to permit the Issuer of the Pledged Property, even if such Issuer would agree, to register the Pledged Property for public sale under such applicable securities laws. Pledgor acknowledges and agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

          (d) All of the Pledgee's and Lenders' rights and remedies, including but not limited to the foregoing and those otherwise arising under this Pledge Agreement, the Credit Agreement, the other Financing Agreements, the instruments and securities comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee and the Lenders may deem expedient. No failure or delay on the part of Pledgee or any Lender in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

     7.     FURTHER  ASSURANCES
            -------------------

     Pledgor agrees that at any time, and from time to time, upon the request of Pledgee, Pledgor will execute and deliver such further documents, including but not limited to stock powers, or other appropriate instruments of transfer in form reasonably satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder, for itself and the ratable benefit of Lenders, in conformity with applicable law.

     8.     MISCELLANEOUS
            -------------

          (a) Pledgee or Pledgee's agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor. Upon the termination of the Credit Agreement and all other Financing Agreements and the indefeasible payment in full of the Obligations, this Agreement shall, at Pledgor's request and sole expense, terminate and Pledgee shall execute and deliver all instruments as may be necessary or proper to return or release its security interest in the Pledged Property.

          (b) No course of dealing between Pledgor and Pledgee or any Lender, nor any failure or delay by Pledgee or any Lender to exercise any right, power or privilege under this Pledge Agreement, the Credit Agreement or under any of the other Financing Agreements, shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge Agreement shall be effective unless the same shall be in writing and signed by Pledgee, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

          (c) This Pledge Agreement may not be changed, modified or amended, in whole or in part, except by a writing signed by Pledgor and Pledgee.

          (d) The provisions of this Pledge Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall attach only to such clause or provision in any such jurisdiction or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

          (e) EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS
RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (f) This Pledge Agreement shall inure to the benefit of Pledgee and Lenders and their respective successors and assigns permitted under the Credit Agreement, and shall be binding upon Pledgor and its successors and assigns until all of the Obligations have been indefeasibly paid in full and the Credit Agreement and all other Financing Agreements have been terminated.

          (g) In the event any term or provision of this Pledge Agreement conflicts with any term or provision of any other Financing Agreement, such term or provision of the Pledge Agreement shall control.

          (h) Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with Section 15.6 of the Credit Agreement.

     9.     GOVERNING  LAW
            --------------

     This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Pledgor with respect to any of the Obligations, this Pledge Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Pledge Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Pledge Agreement. Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Pledgor at its address set forth in Section 8(h), and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Pledgee or any Lender to bring proceedings against Pledgor in the courts of any other jurisdiction. Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Pledgor against Pledgee or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed and delivered on the day and year first above written.

                                          PLEDGOR:

                                          DELTA  WOODSIDE  INDUSTRIES,  INC.

                                          By:  /s/  E.  Erwin  Maddrey,  II
                                               ----------------------------
                                                    E.  Erwin  Maddrey,  II
                                                    President

                                   SCHEDULE A

                               PLEDGED SECURITIES



                    Class       Certificate  Number
Issuer              of Stock    Number    of Shares
-----------------  -----------  ------    ---------
Delta Mills, Inc.  common         ____          100

                                    EXHIBIT 1
                                    ---------
                            SPECIAL POWER OF ATTORNEY
                            -------------------------


STATE  OF               )
                        )  ss.:
COUNTY  OF              )

     KNOW ALL MEN BY THESE PRESENTS, that DELTA WOODSIDE INDUSTRIES, INC., having an office at 100 Augusta Street, Greenville, South Carolina 29601 (hereinafter "Pledgor"), hereby appoints and constitutes GMAC COMMERCIAL CREDIT LLC, as agent, ("Pledgee") and each officer thereof, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Pledgor at any time after the occurrence and during the continuance of an Event of Default under the Pledge Agreement (as hereinafter defined):

     1. Execution and delivery of any and all agreements, documents, instruments of assignment, or other papers which Pledgee in its reasonable discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all of the right, title, and interest of Pledgor in and to the Pledged Securities, as defined in the Pledge Agreement, together with all cash dividends, stock dividends, redemptions, securities or substitutions, exchanges or other distributions now or hereafter pledged, assigned or otherwise transferred to Pledgee by Pledgor in respect of the Pledged Securities and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

     2. Execution and delivery of any and all documents, statements, certificates or other papers which Pledgee in its sole discretion, deems necessary or advisable to further the purposes described in paragraph 1 hereof.

     This Power of Attorney, being a power coupled with an interest, is made pursuant to a Stock Pledge and Security Agreement between Pledgor and Pledgee dated as of the date hereof (the "Pledge Agreement") and may not be revoked until the termination of all of the "Financing Agreements" and indefeasible payment in full of all Pledgor's "Obligations", as each such quoted term is defined in the Pledge Agreement.

Dated  as  of  May  11,  2000

                                    PLEDGOR:

                                    DELTA  WOODSIDE  INDUSTRIES,  INC.

                                    By:  /s/  E.  Erwin  Maddrey,  II
                                         ----------------------------
                                    E.  Erwin  Maddrey,  II
                                    President


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